                                                                  EXHIBIT (d)(5)

                    American Century Capital Portfolios, Inc.

                  AMENDMENT TO INVESTMENT SUBADVISORY AGREEMENT

THIS AMENDMENT is made as of the 1st day of January, 2007, by and among AMERICAN
CENTURY CAPITAL PORTFOLIOS,  INC., a Maryland  corporation  ("ACCP"),  acting on behalf of  American  Century  Real Estate  Fund (the "ACRE  Fund"),  a series of shares  of ACCP,  AMERICAN  CENTURY  INVESTMENT  MANAGEMENT,  INC.  ("ACIM"),  a
Delaware   corporation,   and  J.P.  MORGAN  INVESTMENT   MANAGEMENT  INC.  (the
"Subadvisor"), a Delaware corporation.

     WHEREAS,  ACCP,  ACIM and the  Subadvisor are parties to a to an Investment
Subadvisory Agreement dated January 1, 2000 ("Agreement"); and

     WHEREAS,  the parties  hereto have agreed to modify the management fee paid to the Subadvisor in consideration of its services  rendered to the ACRE Fund as provided in the Agreement.

     NOW,  THEREFORE,  IN  CONSIDERATION  of the mutual  promises and agreements herein contained, the parties agree as follows:

     1. REVISED FEE SCHEDULE. Sections 8(a) and 8(b) of the Agreement are hereby deleted in their entirety and the following is substituted in lieu thereof:

     (a)  In consideration of the services  rendered pursuant to this Agreement,
          ACIM  will  pay  the  Subadvisor  a  per  annum  management  fee  (the
          "Applicable Fee") as follows:

       Name of Series                     Aggregate Net             Applicable
                                          Assets of Series           Fee Rate

American Century Real Estate Fund         First $500 million            0.425%
                                           Next $500 million            0.400%
                                        Next  $1.250 billion            0.350%
                                         Over $2.250 billion            0.330%

     (b)  On the fifth business day of each month, ACIM shall pay the Subadvisor the Applicable Fee for the previous month.  The Applicable Fee for the previous  month  shall  be  calculated  by (i)  taking  the sum of the amounts  determined by applying the  Applicable Fee Rates in the table above  to the  applicable  portions  of the  aggregate  average  daily closing value of the net assets of all classes of the ACRE Fund during the previous  month;  multiplied by (ii) a fraction,  the numerator of which  shall be the  number  of days in the  previous  month,  and the denominator of which shall be 365 (366 in leap years).

     2.   COUNTERPARTS.   This   Amendment  may  be  executed  in  two  or  more
counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     3. FULL FORCE AND  EFFECT.  Except as  expressly  supplemented,  amended or consented to hereby, all of the representations,  warranties,  terms,  covenants and  conditions  of the Agreement  shall remain  unchanged and continue to be in full force and effect.

     IN WITNESS  WHEREOF,  the parties hereto have caused this  instrument to be executed by their  officers  designated  below  effective as of the day and year first written above.

J.P. MORGAN INVESTMENT MANAGEMENT INC.        AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

By:    /s/  Danielle K. Azua                  By:    /s/ Charles A. Etherington
       ------------------------------------          --------------------------------------
Name:  Danielle K. Azua                       Name:  Charles A. Etherington
Title: Vice President                         Title: Senior Vice President

                                              AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

                                              By:    /s/ Charles A. Etherington
                                                     --------------------------------------
                                              Name:  Charles A. Etherington
                                              Title: Senior Vice President